Exhibit 24

 LIMITED POWER OF ATTORNEY

FOR SECTION 16 REPORTING OBLIGATIONS

KNOW ALL MEN BY THESE PRESENTS:

That I, Brian B. Orlopp, hereby appoint each of Amy B. Nordin, Laura L. Taylor and Jesse B. Debban as my attorneys in fact to: (1) execute for and on my behalf, in my capacity as an officer or director or both of Cyanotech Corporation (the “Company”) and as a beneficial owner of securities of the Company while also serving as an officer or director or both, all Forms 3, Forms 4 and Forms 5 (and any amendments thereto), in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder: (2) do and perform any and all acts for and on my behalf which may be necessary or desirable to complete and execute any such Forms 3, Forms 4 and Forms 5, complete and execute any amendments thereto, and timely file such forms with the United States Securities and Exchange Commission and any securities exchange or similar authority; and (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney in fact, may be of benefit to, in the best interest of, or legally required by me, it being understood that the documents executed by such attorney in fact on my behalf pursuant to this Limited Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in such attorney in fact’s discretion.

I hereby acknowledge that the foregoing attorneys in fact, in serving in such capacity at the request and on the behalf of me, are not assuming, nor is the Company assuming, any of my responsibilities to comply with, or any liability for the failure to comply with, any provision of Section 16 of the Exchange Act.

This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to each of the foregoing attorneys in fact.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be duly executed this 24th day of September 2019.

By:	/s/ Brian B. Orlopp
Brian B. Orlopp

STATE OF Hawaii	)

) SS.

COUNTY OF Hawaii	)

On September 24, 2019, before me personally appeared Brian Orlopp, to me known to be the person described in and who executed the foregoing Power of Attorney, and acknowledged that he executed it as his free act and deed.

/s/ Stacey Lynne Burge

Print name:	Stacey Lynne Burge

Notary Public, State of	Hawaii

My Commission expires:	March 3, 2023